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                                                                EXHIBIT 4(w)




                             CMS ENERGY CORPORATION


                                       and


                              THE BANK OF NEW YORK


                                   as Trustee


                     % Subordinated Deferrable Notes due 2004



                          FOURTH SUPPLEMENTAL INDENTURE





                           Dated as of August 22, 2000









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                                Table of Contents
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                                                                                                  Page
                                                                                                  ----

ARTICLE I         DEFINITIONS.......................................................................2
         Section 1.1       Definition of Terms......................................................2

ARTICLE II        TERMS AND ISSUANCE OF THE SUBORDINATED NOTES......................................4
         Section 2.1       Issue of Subordinated Notes..............................................4
         Section 2.2       Maturity.................................................................4
         Section 2.3       Global Subordinated Notes................................................5
         Section 2.4       Interest.................................................................6
         Section 2.5       Redemption...............................................................6
         Section 2.6       Events of Default.......................................................10
         Section 2.7       Paying Agent; Security Registrar........................................10
         Section 2.8       Extension of Interest Payment Period....................................10
         Section 2.9       Notice of Extension.....................................................11
         Section 2.10      Place of Payment........................................................12

ARTICLE III       EXPENSES.........................................................................12
         Section 3.1       Payment of Expenses.....................................................12

ARTICLE IV        COVENANTS........................................................................13
         Section 4.1       Covenants in the Event of an Event of Default...........................13
         Section 4.2       Additional Covenants Relating to the Trust..............................13

ARTICLE V         ORIGINAL ISSUE OF SUBORDINATED NOTES.............................................14
         Section 5.1       Original Issue of Subordinated Notes....................................14

ARTICLE VI        RIGHTS OF HOLDERS OF PREFERRED SECURITIES........................................15
         Section 6.1       Preferred Security Holders' Rights......................................15
         Section 6.2       Direct Action...........................................................15
         Section 6.3       Payments Pursuant to Direct Actions.....................................15
         Section 6.4       Modifications...........................................................15

ARTICLE VII REMARKETING............................................................................16
         Section 7.1       Effectiveness of this Article...........................................16

ARTICLE VIII ACCELERATION OF MATURITY..............................................................16
         Section 8.1       Automatic Acceleration..................................................16




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

ARTICLE IX        MISCELLANEOUS....................................................................16
         Section 9.1       Execution of Fourth Supplemental Indenture..............................16
         Section 9.2       Conflict with Trust Indenture Act.......................................16
         Section 9.3       Effect of Headings......................................................17
         Section 9.4       Successors and Assigns..................................................17
         Section 9.5       Separability Clause.....................................................17
         Section 9.6       Benefits of Fourth Supplemental Indenture...............................17
         Section 9.7       Governing Law...........................................................17

EXHIBIT A         [FORM OF FACE OF SUBORDINATED
                  DEFERRABLE NOTE]................................................................A-1

EXHIBIT B         [FORM OF FACE OF SUBORDINATED
                  DEFERRABLE NOTE]................................................................B-1



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                  THIS FOURTH SUPPLEMENTAL INDENTURE, dated as of August 22,
2000, (herein called the "Fourth Supplemental Indenture"), between CMS Energy Corporation, a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the "Company"), party of the first part, and The Bank of New York, a New York banking corporation, as Trustee under the Indenture referred to below (hereinafter called the "Trustee"), party of the second part.

                                   WITNESSETH:

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 1, 1997 (hereinafter called the "Indenture"), to provide for the issuance from time to time of certain of its unsecured notes (hereinafter called the "Securities"), the form and terms of which are to be established as set forth in Sections 2.1 and 2.3 of the Indenture; and

                  WHEREAS, Section 8.1 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture for, among other things, the purpose of establishing the form or terms of the Securities of any series as permitted in Sections 2.1 and 2.3 of the Indenture; and

                  WHEREAS, the Company desires to create a series of the Securities in an aggregate principal amount of up to $257,731,975 to be designated the " % Subordinated Deferrable Notes due 2004" (the "Subordinated Notes"), and all action on the part of the Company necessary to authorize the issuance of the Subordinated Notes under the Indenture and this Fourth Supplemental Indenture has been duly taken; and

                  WHEREAS, all acts and things necessary to make the Subordinated Notes when executed by the Company and completed, authenticated and delivered by the Trustee as in the Indenture and this Fourth Supplemental Indenture provided, the valid and binding obligations of the Company and to constitute these presents a valid and binding supplemental indenture and agreement according to its terms, have been done and performed; and

                  WHEREAS, Section 8.1 of the Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Indenture to, among other things, add to the covenants of the Company for the benefit of the Holders of all or any series of Securities; and

                  WHEREAS, CMS Energy Trust III, a Delaware statutory business trust (the "Trust"), has offered to the public up to $250,000,000 in aggregate
liquidation amount of its   % Trust Preferred Securities (the "Preferred
Securities") and, in connection therewith, the Company has agreed to purchase up to $7,731,975 in value of the aggregate liquidation amount of the Trust's common securities (the

"Common Securities" and together with the Preferred Securities, the "Trust Securities"), each representing an undivided beneficial interest in the assets of the Trust, and proposes to invest the proceeds from such offerings in up to $257,731,975 aggregate principal amount of the Subordinated Notes;

                  NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

                  That in consideration of the premises, the Company covenants and agrees with the Trustee, for the equal benefit of holders of the Subordinated Notes, as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  Section 1.1 Definition of Terms. Unless the context otherwise requires:

                  (a) a term not defined herein that is defined in the Indenture has the same meaning when used in this Fourth Supplemental Indenture;

                  (b) a term defined anywhere in this Fourth Supplemental Indenture has the same meaning throughout;

                  (c) the singular includes the plural and vice versa;

                  (d) a reference to a Section or Article is to a Section or Article of this Fourth Supplemental Indenture;

                  (e) headings are for convenience of reference only and do not affect interpretation;

                  (f) the following terms have the meanings given to them in the
Declaration: (i) Applicable Margin; (ii) Applicable Principal Amount; (iii) Cash Merger Event; (iv) Cash Merger Early Redemption; (v) Cash Merger Early Redemption Date; (vi) Common Securities; (vii) Delaware Trustee; (viii) Failed Remarketing; (ix) Guarantee; (x) Majority in Liquidation Amount; (xi) Preferred Securities; (xii) Preferred Security Certificate; (xiii) Property Trustee; (xiv) Redemption Amount; (xv) Redemption Price; (xvi) Regular Trustees; (xvii) Remarketing Agreement; (xviii) Tax Event; (xix) Remarketing Date; (xx) Reset Rate;





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(xxi) Tax Event Redemption; (xxii) Treasury Portfolio; and (xxiii) Two-Year
Benchmark Treasury Rate;

                  (g) the following terms have the meanings given to them in the Purchase Contract Agreement: (i) Cash Merger Early Settlement; (ii) Cash Settlement; (iii) PEPS Units; (iv) Pledge Agreement; (v) Purchase Contract and
(vi) Purchase Contract Settlement Date; (vii) Treasury PEPS Unit; (viii) Global Certificate;

                  (h) the following terms have the meanings given to them in this Section 1.1(h):

                         "Business Day" means a day on which banking
                    institutions in New York, New York or Delaware are not authorized or required by law to close.

                           "Declaration" means the Amended and Restated
                  Declaration of Trust of the Trust, dated as of August 22, 2000, as amended and restated from time to time.

                           "Direct Action" has the meaning specified in Section
                  6.2.

                           "Primary Treasury Dealer" means a primary U.S.
                  government securities dealer in New York City.

                           "Purchase Contract Agreement" means the Purchase
                  Contract Agreement dated as of August 22, 2000 between the Company and The Bank of New York, as Purchase Contract Agent.

                           "Quotation Agent" means (i) Morgan Stanley & Co.
                  Incorporated and its respective successors, provided that if Morgan Stanley & Co. Incorporated ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer therefor, or (ii) any other Primary Treasury Dealer selected by the Company.

                           "Remarketing" means (i) as long as the Trust has not
                  been liquidated, the operation of the procedures for remarketing specified in Section 7.13 of the Declaration and
                  (ii) if the Trust has been liquidated, the operation of the procedures for remarketing specified in Section 5.02 of the Purchase Contract Agreement.

                           "Remarketing Agent" shall mean Morgan Stanley &
                  Co. Incorporated or any successor remarketing agent selected by the Company.




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                                   ARTICLE II
                  TERMS AND ISSUANCE OF THE SUBORDINATED NOTES

                  Section 2.1 Issue of Subordinated Notes. A series of Securities which shall be designated the " % Subordinated Deferrable Notes due 2004" shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, the terms, conditions and covenants of the Indenture and this Fourth Supplemental Indenture
(including the form of Subordinated Note set forth as Exhibits A and B hereto). The aggregate principal amount of Subordinated Notes of the series created hereby which may be authenticated and delivered under the Indenture shall not, except as permitted by the provisions of the Indenture, exceed $257,731,975. The Subordinated Notes shall be initially issued in certificated form to the Trust (the "Initial Subordinated Notes") and shall be substantially in the Form of Exhibit B attached hereto. The terms of such Subordinated Notes are herein incorporated by reference and are part of the Fourth Supplemental Indenture.

                  Section 2.2 Maturity. Unless a Tax Event Redemption or Cash Merger Early Redemption occurs, the entire principal amount of the Subordinated Notes will mature and become due and payable together with any accrued and unpaid interest thereon, on August 18, 2004 (the "Maturity Date").

                  Section 2.3 Global Subordinated Notes. If distributed to holders of Preferred Securities in connection with the involuntary or voluntary liquidation and dissolution of the Trust:

                  (a) If the Preferred Securities are held in book-entry form, the Initial Subordinated Notes may be presented to the Trustee by the Property Trustee in exchange for a Global Security in the form of Exhibit A in an aggregate principal amount equal to all Outstanding Subordinated Notes (a "Global Subordinated Note"). The Depositary for the Global Subordinated Note will be The Depository Trust Company. The Global Subordinated Note will be registered in the name of the Depositary or its nominee, Cede & Co., and delivered by the Trustee to the Depositary or a custodian appointed by the Depositary for crediting to the accounts of its participants pursuant to the instructions of the Property Trustee. The Company upon any such presentation shall execute a Global Subordinated Note in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Fourth Supplemental Indenture. Payments on the Subordinated Notes issued as a Global Subordinated Note will be made to the Depositary or its nominee.

                  (b) If any Preferred Securities are held in non book-entry certificated form ("Non Book-Entry Preferred Securities"), the Initial Subordinated Notes may be presented to the Trustee by the Property Trustee, and such Non



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Book-Entry Preferred Securities will be deemed to represent beneficial interests in Subordinated Notes presented to the Trustee by the Property
Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until the Preferred Security Certificates representing such Non Book-Entry Preferred Securities are presented to the Security Registrar for transfer or reissuance, at which time such Preferred Security Certificates will be canceled and a Subordinated Note registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Fourth Supplemental Indenture. On issue of such Subordinated Notes, Subordinated Notes with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

                  Section 2.4 Interest. (a) Each Subordinated Note will bear
interest at the rate of   % per annum from August 22, 2000 until the Purchase
Contract Settlement Date, and at the Reset Rate thereafter, payable quarterly in arrears on August 18, November 18, February 18 and May 18 of each year, commencing November 18, 2000 (the "Interest Payment Dates").

                         (b) The Regular Record Dates for the payment of
interest on the Subordinated Notes on any Interest Payment Date, shall be (i) as long as the Subordinated Notes are represented by a Global Subordinated Note or the Initial Subordinated Notes, the Business Day preceding each Interest Payment Date or (ii) if the Subordinated Notes are issued pursuant to Section 2.3(b) above, the fifteenth Business Day prior to each Interest Payment Date.

                         (c) The interest rate on the Subordinated Notes
outstanding on and after the Remarketing Date will be reset to the Reset Rate. The Reset Rate will be equal to the rate per annum that results from the Remarketing, provided that if a Failed Remarketing occurs, the Reset Rate will be equal to (i) the Two-Year Benchmark Treasury Rate plus (ii) the Applicable Margin.

                         (d) The amount of interest payable on the Subordinated
Notes for any period will be computed (i) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (ii) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without interest or other payment in respect of any such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day.

                  Section 2.5 Redemption. (a) If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Subordinated Notes, redeem the Subordinated Notes in whole (but not in part) within 90 days following the occurrence of such Tax Event, at a price equal to, for each Subordinated Note, the applicable Redemption Price. The aggregate Redemption Price shall be paid prior to 12:00 noon, New York City time, on the date of redemption (the "Tax Event Redemption Date") or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the aggregate Redemption Price by 10:00 a.m. on the Tax Event Redemption Date. Such redemption shall otherwise be in accordance with the provisions of
Article XI of the Indenture.

                         (b) (i) In connection with a Cash Merger Event so long
as the Subordinated Notes are held by the Trust, then the Company shall redeem Subordinated Notes in an aggregate principal amount equal to the aggregate liquidation amount of Preferred Securities to be redeemed in a Cash Merger Early Redemption at a price per Subordinated Note equal to the applicable Redemption Price (the "Cash Merger Event Redemption Price").

                  (ii) In connection with a Cash Merger Event, in the event the Trust has been dissolved or liquidated and the Subordinated Notes have been distributed to Holders other than the Trust, each Holder of Subordinated Notes shall have the right to require the Company to redeem all or any part (equal to $25 or an integral multiple thereof) of such Holder's Subordinated Notes pursuant to the offer described below (the "Cash Merger Event Offer") at an offer price in cash equal to the applicable Redemption Price had Preferred Securities been outstanding at the time and a Cash Merger Early Redemption right been triggered in respect of such Preferred Securities (also, the "Cash Merger Event Redemption Price").

                  No later than the day of the Cash Merger Event, the Company shall mail or cause to be mailed a notice of a pending Cash Merger Event to each Holder (at its last registered address with a copy to the Trustee and the Paying Agent) offering to repurchase the Subordinated Notes held by such Holder pursuant to the procedures specified in such notice. The Cash Merger Event Offer shall remain open from the time of mailing until at least 5:00 p.m. on the Business Day immediately preceding the Cash Merger Early Redemption Date (as such term is defined below). The notice, which shall govern the terms of the Cash Merger Event Offer, shall contain all instructions and materials necessary to enable the Holders to tender Subordinated Notes pursuant to the Cash Merger Event Offer and shall state:

                    (A) that the Cash Merger Event Offer is being made pursuant to this Section 2.5(b)(ii) and that all Subordinated Notes tendered will be accepted for payment;

                    (B) the applicable Cash Merger Event Redemption Price and the Cash Merger Early Redemption Date (as such term is defined below in this Section 2.5), which date shall be no earlier than 20 business days from the date such notice is mailed;

                    (C) that any Subordinated Note not tendered will continue to accrue interest in accordance with the terms of this Fourth Supplemental Indenture and the Indenture;

                    (D) that, unless the Company defaults in the payment of the applicable Cash Merger Event Redemption Price, all Subordinated Notes accepted for payment pursuant to the Cash Event Merger Offer will cease to accrue interest after the Cash Merger Early Redemption Date;

                    (E) that Holders electing to have a Subordinated Note purchased pursuant to any Cash Event Merger Offer will be required to surrender the Subordinated Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Subordinated Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to the 5:00 p.m. on the Business Day immediately preceding the Cash Merger Early Redemption Date;

                    (F) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than 5:00 p.m. on the last Business Day of the corresponding Early Settlement Week, a facsimile trans mission or letter setting forth the name of the Holder, the principal amount of the Subordinated Note the Holder delivered for purchase, and a statement that such Holder is with drawing his election to have such Subordinated Note purchased;

                 (G) that Holders whose Subordinated Notes are being purchased only in part will be issued new Subordinated Notes equal in principal amount to the unpurchased portion of the Subordinated Notes surrendered, which unpurchased portion must be equal to $25 in principal amount or an integral multiple thereof; and


                 (H) the circumstances and relevant facts regarding such Cash Merger Event and any other information that would be material to a decision as to whether to tender a Subordinated Note pursuant to the Cash Merger Event Offer.

                  On the Cash Merger Early Redemption Date, the Company shall, to the extent lawful, (i) accept for payment all Subordinated Notes or portions thereof properly tendered and not withdrawn pursuant to the Cash Merger Event Offer, (ii) deposit with the Paying Agent an amount equal to the Cash Merger Event Payment in respect of all Subordinated Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Subordinated Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Subordinated Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Subordinated Notes so tendered the Cash Merger Event Redemption Price for each such Subordinated Note, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Subordinated Note equal in principal amount to any unpurchased portion of the Subordinated Notes surrendered, if any; provided that each such new Subordinated Note shall be in a principal amount of $25 or an integral multiple thereof. The Company shall publicly announce the results of the Cash Merger Event Offer on or as soon as practicable after the applicable Cash Merger Event Redemption Date.

                  The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of Subordinated Notes as a result of a Cash Merger Event.

                  The aggregate Redemption Price to be paid in connection with this Section 2.5(b) shall be paid prior to 12:00 noon, New York City time, on the Cash Merger Early Redemption Date or such earlier time as the Company determines, provided that the Company shall have deposited with the Trustee an amount sufficient to pay the aggregate Redemption Price by 10:00 a.m. on the Cash Merger Early Redemption Date.

                         (c) Except as provided in Sections 2.5(a) and 2.5(b),
the Company will have no right to redeem the Subordinated Notes.

                         (d) The Subordinated Notes will not be subject to a
sinking fund provision.

                  Section 2.6 Events of Default. So long as the Subordinated Notes are held by the Trust, it shall be an Event of Default with respect to the Subordinated Notes if the Trust shall have voluntarily or involuntarily dissolved, wound up its business or otherwise terminated its existence except in connection with (i) the distribution of the Subordinated Notes held by the Trust to the holders of the Preferred Securities and Common Securities in liquidation of their interests in the Trust, (ii) the redemption of all of the outstanding Preferred Securities and Common Securities or (iii) a consolidation, conversion, amalgamation, merger or other transaction involving the Trust that is permitted under Section 3.15 of the Declaration.

                  Section 2.7 Paying Agent; Security Registrar. If the Subordinated Notes are issued in certificated form, the Paying Agent and the Security Registrar for the Subordinated Notes shall be the Property Trustee.

                  Section 2.8 Extension of Interest Payment Period. The Company shall have the right at any time and from time to time, prior to August 18, 2003, to defer payments of interest by extending the interest payment period of such Subordinated Notes for a period not exceeding 12 consecutive quarters or extending beyond o, 2003 (the "Extension Period"), during which Extension Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.8, will bear interest thereon at the rate of o% compounded quarterly for each quarter of the Extension Period ("Compounded Interest"). At the end of the Extension Period, the Company shall pay all interest accrued and unpaid on the Subordinated Notes and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Subordinated Notes in whose names the Subordinated Notes are registered in the Security Register on the first Regular Record Date after the end of the Extension Period. So long as Preferred Securities are outstanding, the Company shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank paripassu with or junior in right of payment to the Subordinated Notes or (iii) make any guarantee payments with respect to any guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks paripassu or junior in right of payment to the Subordinated Notes (other than in the case of clauses (i), (ii) and (iii), (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Preferred Securities Guarantee Agreement, dated as of August 22, 2000, by and between the Company, as guarantor, and The Bank of New York, as guarantee trustee (the "Preferred Securities Guarantee Agreement"), (d) as a result of a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (f) purchases of the Company's common stock in connection with the satisfaction by the Company of its obligations (including purchases related to the issuance of such common stock or rights) under any of the Company's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Company's dividend reinvestment plans), (x) if at such time an Event of Default or an "Event of Default," as defined in the Preferred Securities Guarantee Agreement, shall have occurred and be continuing or (y) during any Extension Period. Prior to the expiration of any Extension Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not exceed 12 quarters or extend beyond August 18, 2003. Upon termination of any Extension Period and the payment of all Deferred Interest then due, the Company may commence a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of an Extension Period.

                  Section 2.9 Notice of Extension. The Company shall give written notice to the Trustee of its election of any Extension Period (or any further extension thereof) at least five Business Days before the earlier of (i) the date the interest on the Subordinated Notes would have been payable except for the election to begin or extend the Extension Period; (ii) the date the Trustee is required to give notice to any securities exchange or to Holders of Subordinated Notes of the Record Date or the Interest Payment Date, and (iii) the Record Date.

                  Section 2.10 Place of Payment. The Place of Payment will be initially the principal corporate trust office of the Trustee which, at the date hereof, is located at 101 Barclay, 21 West, New York, New York 10286, Attention:
Corporate Trust Administration Department.

                                   ARTICLE III
                                    EXPENSES

                  Section 3.1 Payment of Expenses. In connection with the offering, sale and issuance of the Subordinated Notes to the Trust in connection with the sale of the Preferred Securities and Common Securities by the Trust, the Company will:

                         (a) pay for all costs and expenses relating to the
offering, sale and issuance of the Subordinated Notes, including compensation of the Trustee under the Indenture; and

                         (b) pay for all costs and expenses of the Trust,
including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities; the fees and expenses of the Property Trustee (including, without limitation, those incurred in connection with the enforcement by the Property Trustee of the rights of the holders of the Preferred Securities), the Delaware Trustee and the Regular Trustees; the costs and expenses relating to the operation of the Trust (including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses); and costs and expenses incurred in connection with the acquisition, financing and disposition of Trust assets;

                         (c) be primarily liable for any indemnification
obligations arising with respect to the Declaration; and

                         (d) pay any and all taxes (other than United States
with holding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.




                                   ARTICLE IV
                                    COVENANTS

                  Section 4.1 Covenants in the Event of an Event of Default. As long as Preferred Securities are outstanding, if an Event of Default occurs and is continuing, then the Company may not:

                         (a) declare or pay any dividends or distributions on,
or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock (which includes common and preferred stock);

                         (b) make any payment of principal, interest or premium,
if any, on or repay or repurchase or redeem any debt securities of the Company that rank paripassu with or junior in right of payment to the Subordinated Notes; or

                         (c) make any guarantee payments with respect to any
guarantee by the Company of any securities of any subsidiary of the Company if such guarantee ranks paripassu or junior in right of payment to the Subordinated Notes (other than in the case of clauses (a), (b) and (c), (i) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Company, (ii) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(iii) payments under the Preferred Securities Guarantee Agreement, (iv) as a result of a reclassification of the Company's capital stock solely into shares of one or more classes or series of the Company's capital stock or the exchange or the conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (v) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged and (vi) purchases of the Company's common stock in connection with the satisfaction by the Company of its obligations (including purchases related to the issuance of such common stock or rights) under any of the Company's benefit plans for its and its subsidiaries' directors, officers or employees or any of the Company's dividend reinvestment plans).

                  Section 4.2 Additional Covenants Relating to the Trust. For as long as the Preferred Securities remain outstanding, the Company will:

                         (a) maintain, directly or indirectly, 100% ownership of
the Common Securities;

                         (b) cause the Trust to remain a statutory business
trust and not to voluntarily dissolve, wind up, liquidate or be terminated, except as permitted by the Declaration;

                         (c) use its commercially reasonable efforts to ensure
that the Trust will not be an "investment company" required to be registered under the Investment Company Act of 1940;

                         (d) not take any action that would be reasonably likely
to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes; and

                         (e) pay all of the debts and obligations of the Trust
(other than with respect to the securities issued by the Trust) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the trustees and all costs and expenses relating to the operation of the Trust) and any and all taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust after paying such expenses will be equal to the amounts the Trust would have received had no such costs or expenses been incurred by or imposed on the Trust.

                                    ARTICLE V
                      ORIGINAL ISSUE OF SUBORDINATED NOTES

                  Section 5.1 Original Issue of Subordinated Notes. Subordinated Notes in an aggregate principal amount of up to $257,731,975 may, upon execution of this Fourth Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Subordinated Notes upon receipt of a Company Order for authentication and delivery, without any further action by the Company.



                                   ARTICLE VI
                    RIGHTS OF HOLDERS OF PREFERRED SECURITIES

                  Section 6.1 Preferred Security Holders' Rights. Notwithstanding Section 5.6 of the Indenture, if the Property Trustee fails to enforce its rights under the Subordinated Notes after a holder of Preferred Securities has made a written request, the holder of Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding directly against the Company to enforce the Property Trustee's rights under the Indenture without first instituting any legal proceeding against the Property Trustee or any other Person.

                  Section 6.2 Direct Action. Notwithstanding any other provision of the Indenture, for as long as any Preferred Securities remain outstanding, to the fullest extent permitted by law, if an Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Subordinated Notes on the date such interest or principal is other wise payable (or in the case of redemption, the redemption date), then a holder of Preferred Securities may institute a proceeding directly against the Company (a "Direct Action") to enforce payment to such holder of the principal or interest on Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder.

                  Section 6.3 Payments Pursuant to Direct Actions. The Company will have the right to set off against its obligations to the Trust, as Holder of the Subordinated Notes, any payment made to a holder of Preferred Securities in connection with a Direct Action.

                  Section 6.4 Modifications. So long as any Preferred Securities remain outstanding, (i) no amendment to this Indenture shall be made that adversely affects the holders of the Preferred Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the holders of at least a Majority in Liquidation Amount (as defined in the Declaration) of the Preferred Securities then outstanding unless and until the principal of (and premium, if any, on) the Subordinated Note and all accrued and unpaid interest thereon have been paid in full, and (ii) no amendment shall be made to this Article VI of this Fourth Supplemental Indenture that would impair the rights of the holders of the Preferred Securities without the prior consent of the holders of each Preferred Security then outstanding unless and until the principal of (and premium, if any, on) the Subordinated Note and all accrued and unpaid interest thereon have been paid in full.

                                   ARTICLE VII
                                   REMARKETING

                  Section 7.1 Effectiveness of this Article. Upon a distribution of the Subordinated Notes upon the liquidation and dissolution of the Trust which occurs prior to the Remarketing of the Preferred Securities pursuant to the Declaration, the Subordinated Notes shall be Remarketed in accordance with the Remarketing procedures of the Declaration where all references in the Remarketing procedures to Preferred Securities shall be read as references to the Subordinated Notes, unless the context requires otherwise. Until such a distribution, or if such distribution occurs after the Remarketing of the Preferred Securities pursuant to the Declaration, this Article VII will have no effect.

                                  ARTICLE VIII
                            ACCELERATION OF MATURITY

           Section 8.1 Automatic Acceleration. Notwithstanding Section
5.1 of the Indenture, if an Event of Default with respect to the Subordinated Notes specified in clauses (e) or (f) of Section 5.1 of the Indenture occurs and is continuing, the principal of the Subordinated Notes shall become due and payable immediately, without any declaration, notice or other act on the part of the Trustee or any holder thereof.

                                   ARTICLE IX
                                  MISCELLANEOUS

                  Section 9.1 Execution of Fourth Supplemental Indenture. This Fourth Supplemental Indenture is executed and shall be construed as an indenture Fourth Supplemental to the Indenture and, as provided in the Indenture, this Fourth Supplemental Indenture forms a part thereof.

                  Section 9.2 Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Fourth Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

                  Section 9.3 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                  Section 9.4 Successors and Assigns. All covenants and agreements in this Fourth Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  Section 9.5 Separability Clause. In case any provision in this Fourth Supplemental Indenture or in the Subordinated Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  Section 9.6 Benefits of Fourth Supplemental Indenture. Nothing in this Fourth Supplemental Indenture or in the Subordinated Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the holders, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture.

                  Section 9.7 Governing Law. This Fourth Supplemental Indenture and each Subordinated Note shall be deemed to be a contract made under the laws of the State of Michigan, and for all purposes shall be governed by and construed in accordance with the laws of said State.

                  IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed and attested and the Company has caused its corporate seal to be hereunto affixed and attested, all as of the day and year first above written.

                                          CMS ENERGY CORPORATION


[Seal]                                    By:
                                             -----------------------------------
                                             Senior Vice President
                                             and Chief Financial Officer

Attest:
        ------------------------


Secretary


                                          THE BANK OF NEW YORK
                                          as Trustee



                                          By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

Attest:
        ------------------------




Name:
        ------------------------
Title:
        ------------------------

STATE OF                   )
         --------          )  ss.:
COUNTY OF                  )
          --------

                  On the 22nd day of August 2000, before me personally came Alan
M. Wright, to me known, who, being by me duly sworn, did depose and say that he is Senior Vice President and Chief Financial Officer of CMS Energy Corporation, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                            Notary Public,
                                            State of Michigan


STATE OF                   )
         --------          )  ss.:
COUNTY OF                  )
          --------

                  On the 22nd day of             2000, before me personally came
                 , to me known, who, being by me duly sworn, did depose and say
that he is                  of The Bank of New York, the New York banking
corporation described in and which executed the foregoing instrument; that he knows the seal of said association; that the seal affixed to said instrument is such association seal; that it was so affixed by authority of the Board of Directors of said association, and that he signed his name thereto by like authority.



                                            Notary Public,
                                            State of
                                                     ------------------

                                                                       EXHIBIT A


                 [FORM OF FACE OF SUBORDINATED DEFERRABLE NOTE]


THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY NOMINEE TO A SUCCESSOR OF THE DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR.


                                                            REGISTEREDREGISTERED


                             CMS ENERGY CORPORATION


                     % SUBORDINATED DEFERRABLE NOTE DUE 2004
               ------

                                                                    $
                                                                     -----------


                  CMS ENERGY CORPORATION, a corporation duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay CMS Energy Trust III, or registered
assigns, the principal sum of                         Dollars on August 18,
2004, and to pay interest on said principal sum from August 22, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on August 18, November 18, February 18 and May 18 of each year (an

"Interest Payment Date") commencing November 18, 2000, at the rate of    % per
annum until August 18, 2003, and at the Reset Rate thereafter, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. Any deferred interest shall accrue interest at the rate set forth in the Fourth Supplemental Indenture. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, referred to on the reverse side hereof, be paid to the Holder in whose name this Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, shall be the close of business on the Business Day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee referred to on the reverse side hereof for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money mailed to the Holder's registered address or by wire transfer to a dollar account designated by the Holder.

                  Interest on the Securities is deferrable in accordance with the terms of the Fourth Supplemental Indenture.

                  This Security is, to the extent provided in the Indenture, a subordinated, unsecured obligation of the Company, subject in right to the prior payment in full of all Senior Indebtedness (as such term is defined in the Indenture).

                  Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                            CMS ENERGY CORPORATION


Dated:                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Attest:


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series referred to in the within-mentioned Indenture.

Dated:                                      THE BANK OF NEW YORK, as
                                            Trustee



                                            By:
                                               ---------------------------------
                                               Authorized Signatory

                (FORM OF REVERSE OF SUBORDINATED DEFERRABLE NOTE)

                             CMS ENERGY CORPORATION

                      % SUBORDINATED DEFERRABLE NOTE DUE 2004
                  ----


                  This Subordinated Deferrable Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1997, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The Bank of New York as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on
the face hereof, limited in aggregate principal amount to $           .

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date except upon the occurrence of a Tax Event as described below.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Securities in whole (but not in part) within 90 days following the occurrence of such Tax Event at the applicable Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

                  In a Cash Merger Event occurs, then the Company shall redeem

Subordinated Notes as set forth in the Fourth Supplemental Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities at the time of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  This Security shall be exchangeable for Securities registered in the names of Persons other than the Depositary with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) the Depositary is at any time unwilling or unable to continue as Depositary for such series, (y) the Company executes and delivers to the Trustee a Company Order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of such series. Securities so issued in exchange for this Security shall be of the same series, having the same interest rate, if any, and maturity and having the same terms as this Security, in authorized denominations and in the aggregate having the same principal amount as this Security and registered in such names as the Depositary for such Global Security shall direct.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security shall be governed by and construed in accordance with the laws of the State of Michigan.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                       OPTION OF HOLDER TO ELECT PURCHASE

         This form is to be used to make an election in the event of a Cash Merger Event Offer, as set forth in Section 2.5(b)(ii) of the Fourth Supplemental Indenture. If you want to have only part of the Security purchased by the Company pursuant to Section 2.5(b)(ii) of the Declaration, state the amount you elect to have purchased:

$
  -----------------------

Date:
     --------------------


                               Your Signature:
                                              ----------------------------------
                                              (Sign exactly as your name appears
                                                 on the face of this Security)

Signature Guarantee

                                                                       EXHIBIT B


                 [FORM OF FACE OF SUBORDINATED DEFERRABLE NOTE]


                                                          No.         REGISTERED
                                                             ------

                             CMS ENERGY CORPORATION

                      % SUBORDINATED DEFERRABLE NOTE DUE 2004


                                                                    $
                                                                     -----------


                  CMS ENERGY CORPORATION, a corporation duly organized and existing under the laws of Michigan (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay CMS Energy Trust III, or registered
assigns, the principal sum of         Dollars on August 18, 2004, and to pay
interest on said principal sum from August 22, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly in arrears on August 18, November 18, February 18 and May 18 of each year (an "Interest Payment Date") commencing August 22, 2000, at the rate of o% per annum until August 18, 2003, and at the Reset Rate thereafter, until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. Any deferred interest shall accrue interest at the rate set forth in the Fourth Supplemental Indenture. The amount of interest payable for any period will be computed (1) for any full quarterly period on the basis of a 360-day year of twelve 30-day months and (2) for any period shorter than a full quarterly period, on the basis of a 30-day month and, for any period less than a month, on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable is not a Business Day, then payment of the interest payable on such date will be made on the next day that is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next calendar year, then such payment will be made on the preceding Business Day. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, referred to on the reverse side hereof, be paid to the Holder in whose name this Security (or one or more Predecessor Securities as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which, shall be the close of business on the Business Day preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee referred to on the reverse side hereof for the payment of such defaulted interest, notice whereof shall be given to the Holders of the Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                  Payment of the principal of and premium, if any, and interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money mailed to the Holder's registered address or by wire transfer to a dollar account designated by the Holder

                  Interest on the Securities is deferrable in accordance with the terms of the Fourth Supplemental Indenture.

                  This Security is, to the extent provided in the Indenture, a subordinated, unsecured obligation of the Company, subject in right to the prior payment in full of all Senior Indebtedness (as such term is defined in the Indenture).

                  Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Security are continued on the reverse side hereof, and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


                                            CMS ENERGY CORPORATION

Dated:                                      By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Attest:
                                                   -----------------------------

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:



                     (FORM OF CERTIFICATE OF AUTHENTICATION)

                          CERTIFICATE OF AUTHENTICATION

                  This is one of the Securities of the series referred to in the within- mentioned Indenture.

Dated:                                      THE BANK OF NEW YORK,
                                            as Trustee


                                            By:
                                                --------------------------------
                                                Authorized Signatory

                (FORM OF REVERSE OF SUBORDINATED DEFERRABLE NOTE)

                             CMS ENERGY CORPORATION

                     % SUBORDINATED DEFERRABLE NOTE DUE 2004


                  This Subordinated Deferrable Note is one of a duly authorized series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1997, as amended and supplemented (as amended and supplemented, the "Indenture"), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on
the face hereof, limited in aggregate principal amount to $            .

                  All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  This Security is not subject to any sinking fund, nor may this Security be redeemed at the option of the Company prior to the Maturity Date except upon the occurrence of a Tax Event as described below.

                  The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth therein.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                  If a Tax Event occurs and is continuing, the Company may, at its option and upon not less than 30 nor more than 60 days' notice to the Holders of the Securities, redeem the Securities in whole (but not in part) within 90 days following the occurrence of such Tax Event at the applicable Redemption Price. The Redemption Price shall be paid prior to 12:00 noon, New York City time, on the Tax Event Redemption Date, by check or wire transfer in immediately available funds at such place and to such account as may be designated by each such Holder.

                  In a Cash Merger Event occurs, then the Company shall redeem

Subordinated Notes as set forth in the Fourth Supplemental Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities at the time of all series to be affected (voting as a class). The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series at the time, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of a Security of the series of which this Security is a part is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and premium, if any, and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Securities of the series of which this Security is a part are issuable only in registered form without coupons in denominations of $25 and in integral multiples thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  This Security shall be governed by and construed in accordance with the laws of the State of Michigan.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.